UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2007
Date of Report (Date of earliest event reported)

CIGNUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#206 – 1480 Gulf Road
Point Roberts, WA	98281
(Address of principal executive offices)	(Zip Code)

(360) 483-9517
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01        CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 24, 2007, Telford Sadovnick, P.L.L.C., Certified Public Accountants (“Telford”), resigned as the auditors of Cignus Ventures Inc. (the “Company”). On the same date as the effective date of Telford’s resignation, the Company engaged Davidson & Company LLP, Chartered Accountants (“Davidson”), as its principal independent accountants. Telford stated that they were resigning as the Company’s independent auditor due to the fact that Telford had withdrawn its registration with the Public Company Accountability Oversight Board (“PCAOB”) and is no longer able to audit US issuers.

The Company’s Board of Directors have approved the engagement of Davidson.

Telford’s reports on the financial statements of the Company for the fiscal year ended August 31, 2006 and for the period from March 10, 2005 (inception) to August 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements between the Company and Telford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Telford, would have caused them to make reference to the subject matter of the disagreement in connection with their report for the financial statements for the past year.

The Company has provided Telford with a copy of this report and has requested in writing that Telford provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Telford’s letter is filed as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter of Telford Sadovnick, P.L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNUS VENTURES INC.

Date: October 30, 2007
	By:	/s/ David K. Ryan

DAVID K. RYAN
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer